                                                                   EXHIBIT 10.29

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

      THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Amendment") is to be effective as of January 1, 2004 by and between DECKERS OUTDOOR CORPORATION, a Delaware corporation (the "Company"), and DOUGLAS B. OTTO (the "Executive").

                                   ARTICLE I
                                 DUTIES AND TERM

            1.1 EMPLOYMENT. In consideration of their mutual covenants, the Executive's continued employment with the Company and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the Company agrees to enter into this Amendment with the Executive, who is currently an employee of the Company on an "at will" basis, and the Executive agrees to enter into this Amendment and remain in the employ of the Company upon the terms and conditions herein provided and in accordance with all applicable employment rules of the Company. This Amendment was prepared after consultation with the Company's compensation consultant, The Frederick W. Cook & Company, Inc., and with the approval of the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee").

            1.2 POSITION AND RESPONSIBILITIES. The Executive will continue to serve in the Executive's current position as Chief Executive Officer and President, and will continue to report to the Company's Board of Directors.

            1.3 TERM. The term of the Executive's employment under this Amendment will commence on the effective date of this Amendment as first written above and will continue, unless sooner terminated, until December 31, 2007. The Employment of the Executive is at will and will continue until such time as written notice of termination is given by the Company or written notice is given by the Executive.

            1.4 AT-WILL EMPLOYMENT. The Executive will continue to be employed as an at-will employee of the Company. Subject to the provisions of ARTICLES III and IV below, as an at-will employee, the Executive is free to terminate his employment with the Company at any time, for any reason, and the Company has the similar right to terminate the Executive's employment at any time, for any reason. Although the Company may choose to terminate the Executive's employment for cause, the Executive's employment is at-will and cause is not required.

            1.5 REVIEW OF AGREEMENT. It is the parties' intention that the terms of this Amendment will be reviewed prior to December 31, 2007 to determine whether any modifications are appropriate. This review of the Amendment terms may occur at an earlier or later date, is not mandatory and does not impose any binding obligations on either party.

                                   ARTICLE II
                                  COMPENSATION

            For all services rendered by the Executive in any capacity during the Executive's employment under this Amendment, the Company will compensate the Executive as follows:

            2.1 BASE SALARY. Effective as of January 1, 2004, and for a period of two (2) years thereafter, the Company will pay to the Executive an annual base salary of THREE HUNDRED FORTY FIVE THOUSAND DOLLARS ($345,000), to be paid in equal installments in accordance with the Company's general payment policies in effect during the term hereof (the "Base Salary"). The Executive's Base Salary may be reviewed prior to December 31, 2006 and appropriate adjustments to salary implemented. If the Executive's Base Salary is not revised effective January 1, 2007, his existing salary will continue on a monthly basis until changed. This provision does not alter the at-will nature of the Executive's employment or the provisions of ARTICLES III and IV below.

            2.2 INCENTIVE BONUS. The Executive shall be eligible to receive a targeted annual bonus based on performance criteria established annually by the Compensation Committee (the "Incentive Bonus"). The Incentive Bonus for 2004 is attached hereto as EXHIBIT A.

            2.3 STOCK OPTIONS. The Executive may be granted options to purchase shares of Company's Common Stock pursuant to the Company's Stock Option Plan. Any stock option must be approved by the Compensation Committee.

            2.4 ADDITIONAL BENEFITS. The Executive will be entitled to participate in all benefit and welfare programs, plans and arrangements that are, from time to time, made available to the Company's like-level executive employees.

                                  ARTICLE III
                            TERMINATION OF EMPLOYMENT

            3.1 GENERAL. While the Executive is an at-will employee as provided at Section 1.3 above, the follow conditions for termination of employment are set forth in order to determine the nature of the Executive's compensation entitlement upon termination of employment as discussed in ARTICLE IV below. Neither the provisions of ARTICLE III or ARTICLE IV of this Amendment shall alter the at-will nature of the Executive's employment with the Company.

            3.2 DEATH OR RETIREMENT OF EXECUTIVE. The Executive's employment under this Amendment will automatically terminate upon the death or Retirement (as defined in Section 6.1 hereof) of the Executive.

            3.3 BY EXECUTIVE. The Executive may terminate the Executive's employment under this Amendment by giving Notice of Termination (as defined in Section 6.1 hereof) to the Company:

                  (a) for Good Reason (as defined in Section 6.1 hereof); and

                  (b) at any time without Good Reason.

            3.4 BY COMPANY. The Company may terminate the Executive's employment under this Amendment by giving Notice of Termination to the Executive:

                  (a) in the event of Executive's Total Disability (as defined in Section 6.1 hereof);

                  (b) for Cause (as defined in Section 6.1 hereof); and

                  (c) at any time without Cause.

                                   ARTICLE IV
                   COMPENSATION UPON TERMINATION OF EMPLOYMENT

      If the Executive's employment hereunder is terminated, in accordance with the provisions of ARTICLE III hereof, and except for any other rights or benefits specifically provided for herein to be effective following the Executive's period of employment, the Company will provide compensation and benefits to the Executive only as follows:

      4.1 UPON TERMINATION FOR DEATH OR DISABILITY. If the Executive's employment hereunder is terminated by reason of the Executive's death or Total Disability, as hereinafter defined, the Company will:

                  (a) pay the Executive (or the Executive's estate) or beneficiaries any Base Salary that has accrued but was not paid as of the termination date (the "Accrued Base Salary");

                  (b) pay the Executive (or the Executive's estate) or beneficiaries for unused vacation days accrued as of the termination date in an amount equal to the Executive's Base Salary multiplied by a fraction, the numerator of which is the number of accrued unused vacation days and the denominator of which is two hundred and sixty (260) (the "Accrued Vacation Payment");

                  (c) reimburse the Executive (or the Executive's estate) or beneficiaries for expenses incurred by him prior to the date of termination that are subject to reimbursement pursuant to this Amendment (the "Accrued Reimbursable Expenses");

                  (d) provide to the Executive (or the Executive's estate) or beneficiaries any accrued and vested benefits required to be provided by the terms of any Company-sponsored benefit plans or programs (the "Accrued Benefits"), together with any benefits required to be paid or provided in the event of the Executive's death or Total Disability under applicable law;

                  (e) pay the Executive (or the Executive's estate) or beneficiaries any Incentive Bonus with respect to a prior fiscal year that has accrued but has not been paid (the "Accrued Incentive Bonus");

                  (f) pay the Executive severance of three (3) times the Executive's annual Base Salary in effect immediately prior to the time such termination occurs, plus the greater of (x) three (3) times the targeted Incentive Bonus immediately prior to the time such termination occurs or (y) three (3) times the average actual Incentive Bonus for the previous three (3) years, whichever is greater. The severance payment required under this subsection shall be conditioned upon the Executive confirming the release in Section 5.2 hereof;

                  (g) maintain in full force and effect, for the Executive's and the Executive's eligible beneficiaries, until the first to occur of (x) the Executive's attainment of alternative employment if such employment includes health insurance benefits or (y) the three (3) year anniversary of the termination of employment, the benefits provided pursuant to Company-sponsored benefit plans, programs, or other arrangements in which the Executive was entitled to participate as a full-time employee immediately prior to such termination in accordance with Section 2.4 hereof, subject to the terms and conditions of participation as provided under the general terms and provisions of such plans, programs, and arrangements, or in the alternate, the Company will arrange to provide the Executive with continued benefits substantially similar to those which the Executive would have been entitled to receive under such plans, programs, and arrangements;

                  (h) any such payments will be grossed up for Internal Revenue Code Section 280G excise tax penalty on "excess parachute payments;" and

                  (i) the Executive (or the Executive's estate) or beneficiaries shall have the right to exercise all vested unexercised stock options and warrants outstanding at the termination date in accordance with terms of the plans and agreements pursuant to which such options or warrants were issued.

            4.2 UPON TERMINATION BY COMPANY FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON. If the Executive's employment is terminated by the Company for Cause, or if the Executive terminates the Executive's employment with the Company other than (x) upon the Executive's death or Total Disability or (y) for Good Reason, the Company will:

                  (a) pay the Executive the Accrued Base Salary;

                  (b) pay the Executive the Accrued Vacation Payment;

                  (c) pay the Executive the Accrued Reimbursable Expenses;

                  (d) pay the Executive the Accrued Benefits, together with any benefits required to be paid or provided under applicable law;

                  (e) pay the Executive any Accrued Incentive Bonus;

                  (f) pay the Executive severance of three (3) times Executive's Annual Base Salary in effect immediately prior to the time such termination occurs, plus the greater of (x) three (3) times the targeted Incentive Bonus immediately prior to the time such termination occurs or (y) three (3) times the average actual Incentive Bonus for the previous three (3) years, whichever is greater. The severance payment required under this subsection shall be conditioned upon the Executive confirming the release in Section 5.2 hereof;

                  (g) maintain in full force and effect, for the Executive's and the Executive's eligible beneficiaries, until the first to occur of (x) the Executive's attainment of alternative employment if such employment includes health insurance benefits or (y) the three (3) year anniversary of the termination of employment, the benefits provided pursuant to Company-sponsored benefit plans, programs, or other arrangements in which the Executive was entitled to participate as a full-time employee immediately prior to such termination in accordance with Section 2.4 hereof, subject to the terms and conditions of participation as provided under the general terms and provisions of such plans, programs, and arrangements, or in the alternate, the Company will arrange to provide the Executive with continued benefits substantially similar to those which the Executive would have been entitled to receive under such plans, programs, and arrangements;

                  (h) any such payments will be grossed up for Internal Revenue Code Section 280G excise tax penalty on "excess parachute payments;" and

                  (i) the Executive will have the right to exercise vested options and warrants in accordance with Section 4.1(i) hereof.

            4.3 UPON TERMINATION BY THE COMPANY WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON. If the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, the Company will:

                  (a) pay the Executive the Accrued Base Salary;

                  (b) pay the Executive the Accrued Vacation Payment;

                  (c) pay the Executive the Accrued Reimbursable Expenses;

                  (d) pay the Executive the Accrued Benefits, together with any benefits required to be paid or provided under applicable law;

                  (e) pay the Executive any Accrued Incentive Bonus;

                  (f) pay the Executive severance of three (3) times Executive's Annual Base Salary in effect immediately prior to the time such termination occurs, plus the greater of (x) three (3) times the targeted Incentive Bonus immediately prior to the time such termination occurs or
      (y) three (3) times the average actual Incentive Bonus for the previous three (3) years, whichever is greater. The severance payment required under this subsection shall be conditioned upon the Executive confirming the release in Section 5.2 hereof;

                  (g) maintain in full force and effect, for the Executive's and the Executive's eligible beneficiaries, until the first to occur of (x) the Executive's attainment of alternative employment if such employment includes health insurance benefits or (y) the three (3) year anniversary of the termination of employment, the benefits provided pursuant to Company-sponsored benefit plans, programs, or other arrangements in which the Executive was entitled to participate as a full-time employee immediately prior to such termination in accordance with Section 2.4 hereof, subject to the terms and conditions of participation as provided under the general terms and provisions of such plans, programs, and arrangements, or in the alternate, the Company will arrange to provide the Executive with continued benefits substantially similar to those which the Executive would have been entitled to receive under such plans, programs, and arrangements;

                  (h) any such payments will be grossed up for Internal Revenue Code Section 280G excise tax penalty on "excess parachute payments;" and

                  (i) the Executive shall have the right to exercise vested options and warrants in accordance with Section 4.1(i).

            4.4 UPON CHANGE OF CONTROL AND TERMINATION BY THE COMPANY WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON. If the Executive's employment is terminated within two (2) years of a Change of Control by the Company without Cause or by the Executive for Good Reason, the Company will:

                  (a) pay the Executive the Accrued Base Salary;

                  (b) pay the Executive the Accrued Vacation Payment;

                  (c) pay the Executive the Accrued Reimbursable Expenses;

                  (d) pay the Executive the Accrued Benefits, together with any benefits required to be paid or provided under applicable law;

                  (e) pay the Executive any Accrued Incentive Bonus; plus the pro-rata Incentive Bonus based on actual performance for the year of termination.

                  (f) pay the Executive severance of three (3) times Executive's Annual Base Salary in effect immediately prior to the time such termination occurs, plus the greater of (x) three (3) times the targeted Incentive Bonus immediately prior to the time such termination occurs or
      (y) three (3) times the average actual Incentive Bonus for the previous three (3) years, whichever is greater. The severance payment required under this subsection shall be conditioned upon the Executive confirming the release in Section 5.2 hereof;

                  (g) maintain in full force and effect, for the Executive's and the Executive's eligible beneficiaries, until the first to occur of (x) the Executive's attainment of alternative employment if such employment includes health insurance benefits or (y) the three (3) year anniversary of the termination of employment, the benefits provided pursuant to Company-sponsored benefit plans, programs, or other arrangements in which the Executive was entitled to participate as a full-time employee immediately prior to such termination in accordance with Section 2.4 hereof, subject to the terms and conditions of participation as provided under the general terms and provisions of such plans, programs, and arrangements, or in the alternate, the Company will arrange to provide the Executive with continued benefits substantially similar to those which the Executive would have been entitled to receive under such plans, programs, and arrangements;

                  (h) any such payments will be grossed up for Internal Revenue Code Section 280G excise tax penalty on "excess parachute payments;" and

                  (i) the Executive shall have the right to exercise vested options and warrants in accordance with Section 4.1(i).

                                   ARTICLE V
                              ADDITIONAL AGREEMENTS

            5.1 OTHER AGREEMENTS. As further material consideration for the Company entering into this Amendment, the Executive will also execute the Company's standard employee confidentially agreement, inventions assignment agreement, and any other agreements required to be executed by all like level executives of the Company.

            5.2 EMPLOYEE'S RESTRICTIVE COVENANTS UPON TERMINATION. If the Executive's employment is terminated for any reason, the Executive agrees:

                  (a) To keep all of the Company's Confidential Information confidential in perpetuity in accordance with the Company's policy;

                  (b) To not hire or solicit for hire or consultation employees of the Company for a period of three (3) years after termination of employment; and

                  (c) To release the Company from any and all claims, whether known or unknown, except for those based upon this Amendment. Such release shall include the rights of Section 1542 of the California Civil Code, which provides:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in the Executive's favor at the time of executing the release, which if known by him must have materially affected the Executive's settlement with the debtor."

                                   ARTICLE VI
                                  MISCELLANEOUS

            6.1 DEFINITIONS. For purposes of this Amendment, the following terms will have the following meanings:

                  (a) "Accrued Base Salary" - as defined in Section 4.1(a) hereof.

                  (b) "Accrued Benefits" - as defined in Section 4.1(d) hereof.

                  (c) "Accrued Incentive Bonus" - as defined in Section 4.1(e) hereof.

                  (d) "Accrued Reimbursable Expenses" - as defined in Section 4.1(c) hereof.

                  (e) "Accrued Vacation Payment" - as defined in Section 4.1(b) hereof.

                  (f) "Affiliate" of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

                  (g) "Incentive Bonus" as defined in Section 2.2 hereof.

                  (h) "Base Salary" as defined in Section 2.1 hereof.

                  (i) "Cause" will mean any willful breach of duty by the Executive in the course of the Executive's employment, continued violation of written Company employment policies after written notice of such violation, violation of the Company's Insider Trading Policies, conviction of a felony or any crime involving fraud, theft, embezzlement, dishonesty or moral turpitude, engaging in activities which materially defame the Company, engaging in conduct which is material injurious to the Company or its Affiliates, or any of their respective customer or supplier relationships, financially or otherwise, or the Executive's gross negligence or continued failure to Executive's duties or his continued incapacity to perform such duties.

                  (j) "Change of Control" will mean if there is a merger, consolidation, sale of all or a major portion of the assets of the Company (or a successor organization) or similar transaction or circumstance where any person or group (other than Douglas B. Otto) acquires or obtains the right to acquire, in one or more transactions, beneficial ownership of more than Fifty Percent (50%) of the outstanding shares of any class of voting stock of the Company (or a successor organization).

                  (k) "Compensation Committee" means the Compensation Committee of the Company's Board of Directors.

                  (l) "Continued Benefits" as defined in Section 4.3(g) hereof.

                  (m) "Good Reason" will mean the occurrence of material breach of this Amendment by the Company, which breach is not cured within fifteen
      (15) calendar days after written notice thereof is received by the Company, or in the event of a Change of Control, a reduction of total compensation, benefits, and perquisites, relocation greater than fifty
      (50) miles, or material change in position or duties.

                  (n) "Notice of Termination" will mean a notice which shall indicate the specific termination provision of this Amendment relied upon and shall generally set forth the basis for termination of the Executive's employment under the provision so indicated.

                  (o) "Person" means any natural person, firm, partnership, association, corporation, company, limited liability company, limited partnership, trust, business trust, governmental authority, or other entity.

                  (p) "Retirement" will mean normal retirement at age 65.

                  (q) "Severance" will mean payments after termination of Executive's employment.

                  (r) "Total Disability" will mean the Executive's failure substantially to perform the Executive's duties hereunder on a full-time basis for a period exceeding one hundred eighty (180) consecutive days or for periods aggregating more than one hundred eighty (180) days during any twelve (12) month period as a result of incapacity due to physical or mental illness. If there is a dispute as to whether the Executive is or was physically or mentally unable to perform the Executive's duties under this Amendment, such dispute will be submitted for resolution to a licensed physician agreed upon by the Company and the Executive, or if an agreement cannot be promptly reached, the Company and the Executive will promptly each select a physician, and if these physicians cannot agree, the physicians will promptly select a third physician whose decision will be binding on all parties. If such a dispute arises, the Executive will submit to such examinations and will provide such information as such physician(s) may request, and the determination of the physician(s) as to the Executive's physical or mental condition will be binding and conclusive. Notwithstanding the foregoing, if the Executive participates in any group disability plan provided by the Company, which offers long-term disability benefits, "Total Disability" will mean total disability as defined therein.

            6.2 KEY MAN INSURANCE. The Company will have the right, in its sole discretion, to purchase "key man" insurance on the life of the Executive. The Company shall be the owner and beneficiary of any such policy. If the Company elects to purchase such a policy, the Executive will take such physical examinations and supply such information as may be reasonably requested by the insurer. This does not apply to any existing split dollar insurance coverage in effect.

            6.3 SUCCESSORS; BINDING AGREEMENT. This Amendment will be binding upon any successor to the Company and will inure to the benefit of and be enforceable by the Executive's personal or legal representatives, beneficiaries, designees, executors, administrators, heirs, distributees, devisees and legatees.

            6.4 MODIFICATION; NO WAIVER. This Amendment may not be modified or amended except by an instrument in writing signed by the parties hereto. No term or condition of this Amendment will be deemed to have been waived, nor will there be any estoppel against the enforcement of any provision of this Amendment, except by written instrument by the party charged with such waiver or estoppel. No such written waiver will be deemed a continuing waiver unless specifically stated therein, and each such waiver will operate only as to the specific term or condition waived and will not constitute a waiver of such term or condition for the future or as to any other term or condition.

            6.5 SEVERABILITY. The covenants and agreements contained herein are separate and severable and the invalidity or unenforceability of any one or more of such covenants or agreements, if not material to the employment arrangement that is the basis for this Amendment, will not affect the validity or enforceability of any other covenant or agreement contained herein.

            6.6 FORM OF NOTICE TO PARTIES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Amendment shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy or telegram, to the following address:

                  If to Executive:  Douglas B. Otto
                                    6762 Breakers Way
                                    Ventura, CA  93001

                  If to Company:    Deckers Outdoor Corporation
                                    495-A South Fairview Avenue
                                    Goleta, CA  93117
                                    Attn:  W. Scott Ash, Chief Financial Officer
                                    Facsimile #805-967-7862

or, in each case, at such other address as may be specified in writing to the other parties hereto.

      All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

            6.7 ASSIGNMENT. This Amendment and any rights hereunder will not be assignable by either party without the prior written consent of the other party except as otherwise specifically provided for herein.

            6.8 ENTIRE UNDERSTANDING. This Amendment constitutes the entire understanding between the parties hereto and no agreement, representation, warranty or covenant has been made by either party except as expressly set forth herein.

            6.9 EXECUTIVE'S REPRESENTATIONS. The Executive represents and warrants that neither the execution and delivery of this Amendment nor the performance of the Executive's duties hereunder violates the provisions of any other agreement to which he is a party or by which he is bound.

            6.10 GOVERNING LAW. This Amendment will be construed in accordance with the laws of the State of California, without regard to the conflict of laws provisions thereof, with venue proper only in the County of Santa Barbara, California.

            6.11 ARBITRATION.

            (a) Except as provided in Section 6.11(c) below, the parties hereto agree that any dispute or controversy arising out of, relating to, or in connection with this Amendment, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be finally settled by binding arbitration, unless otherwise required by law, to be held in Santa Barbara, California under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association as then in effect (the "Rules"). The arbitrator(s) may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator(s) shall be final, conclusive and binding on the parties to the arbitration, and judgment may be entered on the decision of the arbitrator(s) in any court having jurisdiction.

            (b) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to rules of conflicts of law.

            (c) The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgement of the powers of the arbitrator.

            (d) EMPLOYEE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EMPLOYEE UNDERSTANDS THAT BY SIGNING THIS AMENDMENT, EMPLOYEE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AMENDMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, UNLESS OTHERWISE REQUIRED BY LAW, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO EMPLOYEE'S RELATIONSHIP WITH THE COMPANY, INCLUDING BUT NOT LIMITED TO, CLAIMS OF HARASSMENT, DISCRIMINATION, WRONGFUL TERMINATION AND ANY STATUTORY CLAIMS.

                            [Signatures on next page]

      IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment effective as of the day and year first above written.

                                      COMPANY:


                                      DECKERS OUTDOOR CORPORATION


                                      By: /s/ M. Scott Ash
                                         -----------------------------------
                                      Name:  M. Scott Ash              Date:
                                      Title: Chief Financial Officer


                                      EXECUTIVE:

                                      /s/ Douglas B. Otto
                                      ---------------------------------------
                                      Name:  Douglas B. Otto            Date:
                                      Title: Chief Executive Officer

                                    EXHIBIT A
                                       TO
                      SENIOR EXECUTIVE EMPLOYMENT AGREEMENT

                                 INCENTIVE BONUS

Executive:    Douglas B. Otto

Target Bonus: $207,000 @ 100% level

                                Good         Very Good       Excellent
                                ----         ---------       ---------
75% Based on
Topline Performance
Sales + Backlog
Percentage Increase             10%          15%             20%

25% Based on
Earnings Performance
Earnings Per Share as
Calculated to Above
Sales Increases                 *            *               *

Bonus level                     100%         200%            400%

* To be inserted when 2003 sales are confirmed

Bonus to be paid in accordance with method used in 2003.